HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release
FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386

Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HANESBRANDS REPORTS SECOND-QUARTER 2015 FINANCIAL RESULTS
- Sixth Consecutive Quarter of Record Results Highlight Benefits of Acquisition and Innovate-to-Elevate Strategies
- Net Sales of $1.52 Billion Increased 13%, Adjusted Operating Profit of $265 Million Increased 15% and Adjusted Earnings per Share of $0.50 Increased 16%
- Growth Driven by Acquisition Benefits and Margin Expansion in Innerwear and Activewear
- Company Reaffirms 2015 Guidance for Adjusted EPS Growth of 13% to 17%
WINSTON-SALEM, N.C. (July 30, 2015) - HanesBrands (NYSE: HBI), a leading global marketer of everyday basic apparel under world-class brands, today reported second-quarter results, the sixth consecutive quarter of record year-over-year results for net sales, adjusted operating profit and adjusted earnings per share.

Results were driven by continued acquisition benefits, global supply chain performance and margin expansion. Net sales increased 13 percent to $1.52 billion in the quarter ended July 4, 2015, while adjusted operating profit excluding actions increased 15 percent to $265 million and adjusted EPS excluding actions increased 16 percent to $0.50.

On a GAAP basis, operating profit decreased 33 percent to $139 million and EPS decreased 39 percent to $0.23. (All adjusted consolidated measures and comparisons in this news release exclude approximately $126 million and $24 million of pretax charges related to acquisitions and other actions in the second quarters of 2015 and 2014, respectively. See GAAP reconciliation section below for additional details.)

Net sales in the quarter excluding foreign currency fluctuations and the acquisitions of DBApparel and Knights Apparel, increased 1 percent. The company drove significant margin expansion in its Innerwear and Activewear segments.

“We continue to deliver double-digit growth in adjusted operating profit and EPS as expected, and we are tracking to our full-year profit expectations,” Hanes Chairman and Chief Executive Officer Richard A. Noll said. “The integrations of our DBApparel and Knights Apparel acquisitions are proceeding on plan, and we continue to reap benefits from the past acquisitions of Gear for Sports and Maidenform. Our brand innovation platforms and global supply chain performance continue to drive margin improvement.”

HanesBrands Reports Second-Quarter 2015 Financial Results - Page 2

For 2015, Hanes has updated its full-year guidance for net sales. The company now expects full-year net sales of slightly less than $5.9 billion, expects adjusted operating profit of $855 million to $875 million, and continues to expect adjusted EPS of $1.61 to $1.66.

The company’s 2015 guidance represents growth over 2014 results of nearly 11 percent for net sales, 12 percent to 15 percent for adjusted operating profit, and 13 percent to 17 percent for adjusted EPS. (Additional guidance commentary is contained in the guidance section later in this news release.)

Second-Quarter 2015 Financial Highlights and Business Segment Summary

Key accomplishments for the second quarter of 2015 include:

•
Sales Growth Driven by Activewear and Acquisitions of DBApparel and Knights Apparel. Activewear net sales increased 19 percent in the second quarter, driven by high-single-digit growth of Champion as well as $37 million in net sales from Knights Apparel, a licensed apparel leader that was acquired April 6, 2015. In the International segment, DBApparel, a leading marketer of intimate apparel and underwear in Europe that was acquired Aug. 29, 2014, contributed net sales of $149 million (€134 million) in the second quarter.

•
Significant Adjusted Operating Profit and Margin Growth. The company’s adjusted operating profit margin increased 20 basis points in the second quarter to 17.4 percent. Innerwear and Activewear operating profit margins increased by 190 basis points and 130 basis points, respectively. Contributors included strong supply chain performance, Innovate-to-Elevate benefits, and performance associated with the previous acquisitions of Gear for Sports and Maidenform.

•
Acquisition Integrations Proceeding on Plan. The DBApparel integration planning continues to progress on schedule with implementation to begin in the fourth quarter, subject to pending consultations with appropriate works councils and unions. Four of the five works council consultations have been completed. The integration plan for Knights Apparel has been designed and communicated to employees, with implementation beginning late in the fourth quarter of 2015.

Key segment highlights include:

Innerwear net sales decreased 1 percent in the second quarter, while operating profit increased 7 percent. Sales of basics, including underwear and socks, increased while intimate apparel sales decreased. The consumer sales environment remains uneven.

Activewear net sales increased 19 percent and operating profit increased 30 percent, each led by Champion, Gear for Sports and the acquisition of Knights Apparel. The company has announced that it will integrate its Gear for Sports and Knights Apparel businesses into a combined Licensed Sports Apparel commercial business in the Activewear segment to take advantage of complementary expertise in brand building, marketing, graphic design, licensing relationships, supply chain and retailer relationships across channels.

HanesBrands Reports Second-Quarter 2015 Financial Results - Page 3

International sales and operating profit increased significantly as a result of the acquisition of DBApparel in Europe and strong results in Japan. DBApparel outperformed company expectations in the first half and is expected to outperform initial full-year expectations.

2015 Financial Guidance

For 2015, Hanes has updated its full-year guidance for net sales and adjusted operating profit. The company now expects full-year net sales for 2015 of slightly less than $5.9 billion, compared with a previous guidance range issued with first-quarter results of $5.9 billion to $5.95 billion.

The company expects adjusted operating profit of $855 million to $875 million, up $2 million on the low end and high end of the range versus previous guidance, and continues to expect adjusted EPS of $1.61 to $1.66.

The guidance reflects expectations for Knights Apparel and increased profit expectations for DBApparel. Knights Apparel is expected to contribute net sales of approximately $160 million and adjusted operating profit of approximately $18 million. DBApparel is expected to contribute approximately €630 million in net sales and approximately €40 million in adjusted operating profit, up from previous expectations of approximately €30 million in adjusted operating profit.

The company expects net cash from operating activities to total approximately $550 million. Interest expense and other expense are expected to be approximately $100 million combined. The 2015 full-year tax rate is expected to be approximately 13 percent, similar to 2014. The tax rate is expected to vary by quarter with the rate being higher in the first half of the year.

The company has made a 2015 pension contribution of $100 million, and capital expenditures are expected to be approximately $95 million. The company expects approximately 408 million weighted-average fully-diluted shares outstanding in 2015.

Hanes has updated its quarterly frequently-asked-questions document, which is available at www.Hanes.com/faq.

Charges for Actions and Reconciliation to GAAP Measures

In the first half of 2015, Hanes incurred approximately $169 million in pretax charges related to acquisitions, primarily DBApparel and Knights Apparel, and other actions, while in the first half of 2014, the company incurred approximately $67 million in pretax charges related to acquisitions, primarily Maidenform, and other actions. See Table 5 attached to this press release for more details on pretax charges for actions.

Adjusted EPS, adjusted net income, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin) and EBITDA are not generally accepted accounting principle measures. Adjusted EPS is defined as diluted EPS excluding actions and the tax effect on actions. Adjusted net income is defined as net income excluding actions and the tax effect on actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted gross profit is defined as gross profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding actions. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

HanesBrands Reports Second-Quarter 2015 Financial Results - Page 4

Hanes has chosen to provide these non-GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating company operations. Non-GAAP measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP or other pro forma measures used by other companies. See Table 2 and Table 5 attached to this press release to reconcile these non-GAAP financial measures to the most directly comparable GAAP measure.

For 2015 guidance, adjusted EPS is defined as diluted EPS excluding actions and the tax effect on actions, and adjusted operating profit is defined as operating profit excluding actions. Hanes’ current estimate for pretax charges in 2015 for acquisition, integration and other actions is approximately $240 million or more, but actual charges could vary significantly. The company believes guidance for adjusted EPS and adjusted operating profit provides investors with an additional means of analyzing the company’s performance absent the effect of acquisition-related expenses and other actions.

On a GAAP basis, full-year 2015 diluted EPS will vary depending on actual performance, charges and tax rate. GAAP diluted EPS could be in the range of $1.10 to $1.14. GAAP operating profit for 2015 could be in the range of $615 million to $635 million.

Webcast Conference Call

Hanes will host an Internet webcast of its quarterly investor conference call at 4:30 p.m. EDT today. The broadcast, consisting of prerecorded remarks followed by a live question-and-answer session, may be accessed at www.Hanes.com/investors. The call is expected to conclude by 5:30 p.m.

An archived replay of the conference call webcast will be available at www.Hanes.com/investors. A telephone playback will be available from approximately midnight EDT today through midnight EDT Aug. 6, 2015. The replay will be available by calling toll-free (855) 859-2056, or by toll call at (404) 537-3406. The replay pass code is 92516956.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements,” as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements following the heading “2015 Financial Guidance,” as well as statements about the benefits anticipated from the DBApparel and Knights Apparel acquisitions, are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: the highly competitive and evolving nature of the industry in which we compete; the failure of businesses we acquire to perform to expectations; legal, regulatory, political and economic risks associated with our operations in international markets, including the risk of significant fluctuations in foreign exchange rates; the loss or interruption of services of a member of our senior management team; the accuracy

HanesBrands Reports Second-Quarter 2015 Financial Results - Page 5

of the estimates and assumptions on which our financial statement projections are based; any inadequacy, interruption, integration failure or security failure with respect to our information technology; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; current economic conditions, including consumer spending levels and the price elasticity of our products; unanticipated business disruptions or the loss of one or more suppliers in our global supply chain; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, as well as in the investors section of our corporate website at www.Hanes.com/investors. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands

HanesBrands, based in Winston-Salem, N.C., is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe and Asia under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, DIM, Bali, Maidenform, Flexees, JMS/Just My Size, Wonderbra, Nur Die/Nur Der, Lovable and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, men’s underwear, children’s underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. A member of the S&P 500 stock index, Hanes has approximately 59,500 employees in more than 35 countries and is ranked No. 490 on the Fortune 500 list of America’s largest companies by sales. Hanes takes pride in its strong reputation for ethical business practices. The company is the only apparel producer to ever be honored for its workplace practices in Central America and the Caribbean by the Great Place to Work Institute. From 2012 through 2015, Hanes has been a U.S. Environmental Protection Agency Energy Star Sustained Excellence Award winner and was a Partner of the Year award winner in 2010 and 2011 - the only apparel company to earn these honors. The company ranks No. 246 on Newsweek magazine’s list of Top 500 greenest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found at www.Hanes.com/corporate.

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TABLE 1
HANESBRANDS INC.
Condensed Consolidated Statements of Income
(Amounts in thousands, except per-share amounts)
(Unaudited)

	Quarters Ended			Six Months Ended
	July 4, 2015	June 28, 2014	% Change	July 4, 2015	June 28, 2014	% Change
Net sales	$1,522,033	$1,342,052	13.4%	$2,730,954	$2,401,422	13.7%
Cost of sales	953,808	837,698		1,716,498	1,540,291
Gross profit	568,225	504,354	12.7%	1,014,456	861,131	17.8%
As a % of net sales	37.3%	37.6%		37.1%	35.9%
Selling, general and administrative expenses	429,292	297,230		785,592	582,219
As a % of net sales	28.2%	22.1%		28.8%	24.2%
Operating profit	138,933	207,124	(32.9)%	228,864	278,912	(17.9)%
As a % of net sales	9.1%	15.4%		8.4%	11.6%
Other expenses	830	660		1,212	1,095
Interest expense, net	29,020	21,119		55,907	42,937
Income before income tax expense	109,083	185,345		171,745	234,880
Income tax expense	14,181	30,767		24,207	38,742
Net income	$94,902	$154,578	(38.6)%	$147,538	$196,138	(24.8)%

Earnings per share:
Basic	$0.23	$0.38	(39.5)%	$0.37	$0.49	(24.5)%
Diluted	$0.23	$0.38	(39.5)%	$0.36	$0.48	(25.0)%

Weighted average shares outstanding:
Basic	403,949	401,920		403,819	401,728
Diluted	407,510	408,228		407,384	408,144

TABLE 2
HANESBRANDS INC.
Supplemental Financial Information
(Dollars in thousands)
(Unaudited)

	Quarters Ended			Six Months Ended
	July 4, 2015	June 28, 2014	% Change	July 4, 2015	June 28, 2014	% Change
Segment net sales:
Innerwear	$777,614	$788,330	(1.4)%	$1,323,787	$1,359,484	(2.6)%
Activewear	378,157	317,814	19.0%	676,253	612,318	10.4%
Direct to Consumer	101,531	104,352	(2.7)%	183,032	188,066	(2.7)%
International	264,731	131,556	101.2%	547,882	241,554	126.8%
Total net sales	$1,522,033	$1,342,052	13.4%	$2,730,954	$2,401,422	13.7%

Segment operating profit:
Innerwear	$196,035	$183,917	6.6%	$306,812	$281,922	8.8%
Activewear	61,485	47,459	29.6%	94,236	81,204	16.0%
Direct to Consumer	11,954	11,223	(6.5)%	9,676	9,897	(2.2)%
International	21,004	15,935	31.8%	43,120	24,121	78.8%
General corporate expenses/other	(25,579)	(27,365)	(6.5)%	(55,786)	(51,550)	8.2%
Acquisition, integration and other action related charges	(125,966)	(24,045)	423.9%	(169,194)	(66,682)	153.7%
Total operating profit	$138,933	$207,124	(32.9)%	$228,864	$278,912	(17.9)%

EBITDA[1]:
Net income	$94,902	$154,578		$147,538	$196,138
Interest expense, net	29,020	21,119		55,907	42,937
Income tax expense	14,181	30,767		24,207	38,742
Depreciation and amortization	26,234	22,981		50,807	46,040
Total EBITDA	$164,337	$229,445	(28.4)%	$278,459	$323,857	(14.0)%

¹	Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure.

TABLE 3
HANESBRANDS INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	July 4, 2015	January 3, 2015
Assets
Cash and cash equivalents	$315,354	$239,855
Trade accounts receivable, net	835,299	672,048
Inventories	1,766,761	1,537,200
Other current assets	378,908	316,129
Total current assets	3,296,322	2,765,232

Property, net	658,789	674,379
Intangible assets and goodwill	1,548,810	1,414,321
Other noncurrent assets	368,460	367,849
Total assets	$5,872,381	$5,221,781

Liabilities
Accounts payable and accrued liabilities	$1,134,307	$1,116,847
Notes payable	112,818	144,438
Accounts Receivable Securitization Facility	232,134	210,963
Current portion of long-term debt	34,431	14,354
Total current liabilities	1,513,690	1,486,602
Long-term debt	2,217,760	1,613,997
Other noncurrent liabilities	689,159	734,410
Total liabilities	4,420,609	3,835,009

Equity	1,451,772	1,386,772
Total liabilities and equity	$5,872,381	$5,221,781

TABLE 4
HANESBRANDS INC.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	July 4, 2015	June 28, 2014
Operating Activities:
Net income	$147,538	$196,138
Depreciation and amortization	50,807	46,040
Other noncash items	3,851	6,796
Changes in assets and liabilities, net	(435,264)	(244,036)
Net cash from operating activities	(233,068)	4,938

Investing Activities:
Purchases/sales of property and equipment, net, and other	(51,093)	(19,667)
Acquisition of business, net of cash acquired	(193,461)	—
Net cash from investing activities	(244,554)	(19,667)

Financing Activities:
Cash dividends paid	(81,470)	(59,731)
Net borrowings on notes payable, debt and other	638,171	102,349
Net cash from financing activities	556,701	42,618
Effect of changes in foreign currency exchange rates on cash	(3,580)	(135)
Change in cash and cash equivalents	75,499	27,754
Cash and cash equivalents at beginning of year	239,855	115,863
Cash and cash equivalents at end of period	$315,354	$143,617

TABLE 5
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(Amounts in thousands, except per-share amounts)
(Unaudited)

	Quarters Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
Gross profit, as reported under GAAP	$568,225	$504,354	$1,014,456	$861,131
Acquisition, integration and other action related charges (1)	26,151	3,835	40,219	18,662
Gross profit, as adjusted	$594,376	$508,189	$1,054,675	$879,793
As a % of net sales	39.1%	37.9%	38.6%	36.6%

Selling, general and administrative expenses, as reported under GAAP	$429,292	$297,230	$785,592	$582,219
Acquisition, integration and other action related charges (2)	(99,815)	(20,210)	(128,975)	(48,020)
Selling, general and administrative expenses, as adjusted	$329,477	$277,020	$656,617	$534,199
As a % of net sales	21.6%	20.6%	24.0%	22.2%

Operating profit, as reported under GAAP	$138,933	$207,124	$228,864	$278,912
Acquisition, integration and other action related charges included in gross profit	26,151	3,835	40,219	18,662
Acquisition, integration and other action related charges included in SG&A	99,815	20,210	128,975	48,020
Operating profit, as adjusted	$264,899	$231,169	$398,058	$345,594
As a % of net sales	17.4%	17.2%	14.6%	14.4%

Net income, as reported under GAAP	$94,902	$154,578	$147,538	$196,138
Acquisition, integration and other action related charges included in gross profit	26,151	3,835	40,219	18,662
Acquisition, integration and other action related charges included in SG&A	99,815	20,210	128,975	48,020
Tax effect on actions	(16,376)	(3,992)	(23,292)	(10,857)
Net income, as adjusted	$204,492	$174,631	$293,440	$251,963

Diluted earnings per share, as reported under GAAP	$0.23	$0.38	$0.36	$0.48
Acquisition, integration and other action related charges	0.27	0.05	0.36	0.14
Diluted earnings per share, as adjusted	$0.50	$0.43	$0.72	$0.62

(1) Acquisition, integration and other action related charges included in gross profit include:
Acquisition and integration costs	$15,215	$2,839	$25,168	$11,989
Foundational costs (costs associated with building infrastructure to match current business with acquisitions)	940	(1,504)	$2,139	$4,173
Other costs	9,996	2,500	12,912	$2,500
	$26,151	$3,835	$40,219	$18,662

(2) Acquisition, integration and other action related charges included in SG&A include:
Acquisition and integration costs	$76,853	$19,451	$95,291	$34,410
Foundational costs (costs associated with building infrastructure to match current business with acquisitions)	9,421	823	17,497	(1,563)
Other costs	13,541	(64)	16,187	15,173
	$99,815	$20,210	$128,975	$48,020